                                                                 EXHIBIT (5)(a)




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                                   ONEOK, INC.

                       ___% SENIOR INSURED QUARTERLY NOTES

                             Due September 30, 2028

                                 --------------

                          FIRST SUPPLEMENTAL INDENTURE

                             Dated as of _____, 1998

                                  -------------

                    Chase Bank of Texas, National Association

                                     TRUSTEE


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



                               TABLE OF CONTENTS(1)

                                                                                                               PAGE
ARTICLE 1
   SECTION 101.  Establishment....................................................................................1
   SECTION 102.  Definitions......................................................................................2
   SECTION 103.  Payment of Principal and Interest................................................................2
   SECTION 104.  Denominations....................................................................................3
   SECTION 105.  Global Securities................................................................................3
   SECTION 106.  Transfer.........................................................................................4
   SECTION 107.  Redemption at the Company's Option...............................................................4
   SECTION 108.  Redemption at the Holder's Option................................................................4

ARTICLE 2
   SECTION 201.  Insurer as Third Party Beneficiary...............................................................7
   SECTION 202.  Notices and Information..........................................................................7
   SECTION 203.  Concerning the Special Insurance Provisions......................................................7
   SECTION 204.  Amendments or Supplements........................................................................8
   SECTION 205.  Defeasance.......................................................................................8
   SECTION 206.  Insurer's Rights to Notice; Subrogation..........................................................8
   SECTION 207.  Insurer's Rights Concerning the Trustee.........................................................10
   SECTION 208.  Insurer's Right to Accelerate, etc. ............................................................10

ARTICLE 3
   SECTION 301.  Recitals by Company.............................................................................10
   SECTION 302.  Ratification and Incorporation of Original Indenture............................................11
   SECTION 303.  Executed in Counterparts........................................................................11
   SECTION 303.  Parties Interested Herein.......................................................................11







____________________________
(1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

                  THIS FIRST SUPPLEMENTAL INDENTURE is made as of the ___ day of ___, 1998, by and between ONEOK, Inc., an Oklahoma corporation (the "Company"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company has heretofore entered into an Indenture, dated as of ___ (the "Original Indenture"), with the Trustee;

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this first Supplemental Indenture, is herein called the "Indenture";

                  WHEREAS, under the Original Indenture, a new series of Securities may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

                  WHEREAS, the Company proposes to create under the Indenture a new series of Securities; and

                  WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                       ___% SENIOR INSURED QUARTERLY NOTES

                  SECTION 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's ___% Senior Insured Quarterly Notes due September 30, 2028 (the "Senior Insured Quarterly Notes").

                  There are to be authenticated and delivered $50,000,000 principal amount of Senior Insured Quarterly Notes to be issued at 100% of principal amount, and no further Senior Insured Quarterly Notes shall be authenticated and delivered except as provided by Section 307 of the Original Indenture. The Senior Insured Quarterly Notes shall be issued in definitive fully registered form.

                  The Senior Insured Quarterly Notes shall be issued in the form of one Global Security in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Senior Insured Quarterly Notes shall be The Depository Trust Company.

                  The Company will not pay Additional Amounts, as defined in
Section 1008 of the Original Indenture.

                  The form of the Trustee's Certificate of Authentication for the Senior Insured Quarterly Notes shall be in substantially the form set forth in Exhibit B hereto.

                  The Senior Insured Quarterly Notes shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date.

                  SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

                  "Insurance Trustee" means United States Trust Company of New York, or any successor thereto, as the Insurance Trustee under the Policy.

                  "Insurer" means Ambac Assurance Corporation, a
Wisconsin-domiciled stock insurance company.

                  "Interest Payment Dates" means February 28, May 31, August 31 and November 30 of each year and September 30, 2028.

                  "Original Issue Date" means ___, 1998.

                  "Policy" shall mean the financial guaranty insurance policy issued by the Insurer insuring the payment when due of the principal of and interest on the Senior Insured Quarterly Notes as provided therein.

                  "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day).

                  "Stated Maturity" means September 30, 2028.

                  SECTION 103. Payment of Principal and Interest. The principal of the Senior Insured Quarterly Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Senior Insured Quarterly Notes shall bear interest at the rate of __% per annum until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Senior Insured Quarterly Notes are registered on the Regular Record Date for such Interest Payment Date. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Senior Insured Quarterly Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Senior Insured Quarterly Notes not less than ten days prior to such Special Record Date.

                  Payments of interest on the Senior Insured Quarterly Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Senior Insured Quarterly Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

                  Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Senior Insured Quarterly Notes shall be made upon surrender of the Senior Insured Quarterly Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Senior Insured Quarterly Notes shall be paid in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest will be made at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account located in the United States maintained by the payee.

                  SECTION 104. Denominations. The Senior Insured Quarterly Notes may be issued in denominations of $1,000, or any integral multiple thereof.

                  SECTION 105. Global Securities. The Senior Insured Quarterly Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Senior Insured Quarterly Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Senior Insured Quarterly Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

                  Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing Senior Insured Quarterly Notes shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

                  A Global Security shall be exchangeable for Senior Insured Quarterly Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Senior Insured Quarterly Notes.

                  SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Senior Insured Quarterly Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  SECTION 107. Redemption at the Company's Option. The Senior Insured Quarterly Notes shall be subject to redemption at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time on or after October 1, 2003, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date.

                  In the event of redemption of the Senior Insured Quarterly Notes in part only, new Senior Insured Quarterly Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

                  SECTION 108. Other Terms. The Senior Insured Quarterly Notes will not have a sinking fund.

                  Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

                  Any redemption of less than all of the Senior Insured Quarterly Notes shall, with respect to the principal thereof, be divisible by $1,000.

                  SECTION 108. Redemption at the Holder's Option. For purposes of this Section 108, a "Beneficial Owner" means the Person who has the right to sell, transfer or otherwise dispose of an interest in Senior Insured Quarterly Notes and the right to receive the proceeds therefrom, as well as the interest and principal payable to the Holder thereof. In general, a determination of beneficial ownership in the Senior Insured Quarterly Notes will be subject to the rules, regulations and procedures governing the Depositary and institutions that have accounts with the Depositary or a nominee thereof ("Participants").

                  Unless the Senior Insured Quarterly Notes have been declared due and payable prior to their maturity by reason of an Event of Default, the Representative (as hereinafter defined) of a deceased Beneficial Owner has the right to request redemption prior to Stated Maturity of all or part of his interest, expressed in integral multiples of $1,000 principal amount, in the Senior Insured Quarterly Notes, and the Company will redeem the same subject to the limitations that the Company will not be obligated to redeem, during the period from the Original Issue Date through and including September 30, 1999 (the "Initial Period"), and during any twelve-month period which ends on and includes each September 30 thereafter (each such twelve-month period being hereinafter referred to as a "Subsequent Period"), (i) on behalf of a deceased Beneficial Owner any interest in the Senior Insured Quarterly Notes which exceeds an aggregate principal amount of $30,000 or (ii) interests in the Senior Insured Quarterly Notes in an aggregate principal amount exceeding $1,500,000. A request for redemption may be initiated by the Representative of a deceased Beneficial Owner at any time and in any principal amount in integral multiples of $1,000. If the Company, although not obligated to do so, chooses to redeem interests of any deceased Beneficial Owner in the Senior Insured Quarterly Notes in the Initial

Period or any Subsequent Period in excess of the $30,000 limitation, such redemption, to the extent that it exceeds the $30,000 limitation for any deceased Beneficial Owner, shall not be included in the computation of the $1,500,000 limitation for such Initial Period or such Subsequent Period, as the case may be, or for any succeeding Subsequent Period.

                  Subject to the $30,000 and $1,500,000 limitations, the Company will, after the death of any Beneficial Owner, redeem the interest of such Beneficial Owner in the Senior Insured Quarterly Notes within 60 days following receipt by the Trustee of a Redemption Request (as herein defined). If Redemption Requests exceed the aggregate principal amount of interests in Senior Insured Quarterly Notes required to be redeemed during the Initial Period or during any Subsequent Period, then such excess Redemption Requests will be applied in the order received by the Trustee to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests. All Redemption Requests will be redeemed in the order in which the trustee receives the Redemption Request.

                  A request for redemption of an interest in the Senior Insured Quarterly Notes may be initiated by the personal representative or other Person authorized to represent the estate of the deceased Beneficial Owner or from a surviving joint tenant(s) or tenant(s) by the entirety (each, a "Representative"). The Representative shall deliver a request to the Participant through whom the deceased Beneficial Owner owned such interest, in form satisfactory to the Participant, together with evidence of the death of the Beneficial Owner, evidence of the authority of the Representative satisfactory to the Participant, such waivers, notices or certificates as may be required under applicable state or federal law and such other evidence of the right to such redemption as the Participant shall require. The request shall specify the principal amount of the interest in the Senior Insured Quarterly Notes to be redeemed. The Participant shall thereupon deliver to the Depositary a request for redemption substantially in the form attached as Exhibit C hereto (a "Redemption Request"), accompanied by the documents submitted to the Participant as above provided, and the Depositary will forward the same to the Trustee. Documents accompanying Redemption Requests shall be in form satisfactory to the Company. The Trustee may conclusively assume, without independent investigation, that the statements contained in each Redemption Request are true and correct and shall have no responsibility for reviewing any documents accompanying a Redemption Request or for determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Senior Insured Quarterly Notes to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner.

                  The price to be paid by the Company for interests in the Senior Insured Quarterly Notes to be redeemed pursuant to a Redemption Request is 100% of the principal amount thereof plus accrued but unpaid interest to the date of payment. Subject to arrangements with the Depositary, payment for interests in the Senior Insured Quarterly Notes which are to be redeemed shall be made to the Depositary upon presentation of Senior Insured Quarterly Notes to the Trustee for redemption in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depositary which are to be fulfilled in connection with such payment. The principal amount of any Senior Insured Quarterly Notes acquired or redeemed by the Company other than by redemption at the option of any Representative of a deceased

Beneficial Owner pursuant to this Section 108 shall not be included in the computation of either the $30,000 or the $1,500,000 limitation for the Initial Period or for any Subsequent Period.

                  For purposes of this Section 108, an interest in Senior Insured Quarterly Notes held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a Person who, during his lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the Senior Insured Quarterly Notes will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Company. Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other similar joint ownership arrangements, including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one Person has substantially all of the rights of a Beneficial Owner during such Person's lifetime.

                  In the case of any Redemption Request which is presented pursuant to this Section 108 and which has not been fulfilled at the time the Company gives notice of its election to redeem Senior Insured Quarterly Notes pursuant to Section 107 hereof, such interest or portion thereof shall not be subject to redemption pursuant to such Section 107, but shall remain subject to redemption pursuant to this Section 108.

                  Subject to the provisions of the immediately preceding sentence, any Redemption Request may be withdrawn by the Person(s) presenting the same upon delivery of a written request for such withdrawal given by the Depositary to the Trustee prior to payment of such Redemption Request.

                  During such time or times as, in accordance with Section 105 hereof, the Senior Insured Quarterly Notes are not represented by a Global Security and are issued in definitive form, all references in this Section 108 to Participants and the Depositary, including the Depositary's governing rules, regulations and procedures shall be deemed deleted, all determinations which under this Section 108 the Participants are required to make shall be made by the Company (including, without limitation, determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Senior Insured Quarterly Notes to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner), all redemption requests, to be effective, shall be delivered by the Representative to the Trustee, with a copy to the Company, and shall be in the form of a Redemption Request (with appropriate changes to reflect the fact that such Redemption Request is being executed by a Representative) and, in addition to all documents that are otherwise required to accompany a Redemption Request, shall be accompanied by the Senior Insured Quarterly Notes that are the subject of such request.



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


                                    ARTICLE 2

                          SPECIAL INSURANCE PROVISIONS

                  SECTION 201. Insurer as Third Party Beneficiary. To the extent that the Indenture confers upon or gives or grants to the Insurer any right, remedy or claim, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right remedy or claim conferred, given or granted hereunder.

                  SECTION 202. Notices and Information. (a) The Company shall furnish to the Insurer:

                           (1) Any notice that is required to be given to a
                  Holder of the Senior Insured Quarterly Notes or to the Trustee pursuant to the Indenture.

                           (2) As soon as practicable after the filing thereof,
                  a copy of any financial statement of the Company and a copy of any audit and annual report of the Company; a copy of any notice to be given to the registered owners of the Senior Insured Quarterly Notes including, without limitation, notice of any redemption of or defeasance of the Senior Insured Quarterly Notes; and such additional information it may reasonably request.

                  (b) The Trustee shall notify the Insurer of any failure of the Company to provide relevant notices or certificates.

                  (c) The Company will permit the Insurer to have access to and to make copies of all books and records relating to the Senior Insured Quarterly Notes at any reasonable time.

                  (d) The Insurer shall have the right to direct an accounting at the Company's expense, and the Company's failure to comply with such direction within thirty days after receipt of written notice of the direction from the Insurer shall be deemed a default hereunder; provided, however, that if compliance cannot occur within such period, then such period will be extended so long as compliance is begun within such period and diligently pursued, but only if such extension would not materially adversely affect the interests of any registered owner of the Senior Insured Quarterly Notes.

                  (e) Notwithstanding any other provision of the Indenture, the Trustee and the Company shall immediately notify the Insurer if at any time there are insufficient moneys to make any payments of principal and/or interest as required and immediately upon the occurrence of any Event of Default hereunder.

                  All notices and information required to be given to the Insurer shall be in writing and shall be sent by registered or certified mail addressed to Ambac Assurance Corporation, One State Street Plaza, New York, NY 10004.

                  SECTION 203. Concerning the Special Insurance Provisions. The provisions of this Article 2 shall apply notwithstanding anything in the Indenture to the contrary, but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder.



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


                  SECTION 204. Amendments or Supplements. (a) Any provision of the Indenture expressly recognizing or granting rights in or to the Insurer may not be amended in any manner which affects the rights of the Insurer hereunder without the prior written consent of the Insurer.

                  (b) The Insurer's consent shall be required in addition to the consent of Holders of the Senior Insured Quarterly Notes, when required, for the following purposes: (i) execution and delivery of any supplemental indenture or any amendment, supplement or change to or modification of the Indenture (ii) removal of the Trustee or Paying Agent and selection and appointment of any successor trustee or paying agent; and (iii) initiation or approval of any action not described in (i) or (ii) above which requires the consent of Holders of the Senior Insured Quarterly Notes.

                  SECTION 205. Defeasance. Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the Senior Insured Quarterly Notes shall be paid by the Insurer pursuant to the Policy, the Senior Insured Quarterly Notes shall remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge of moneys held in trust by the Trustee and all covenants, agreements and other obligations of the Company to the registered owners shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such registered owners.

                  SECTION 206. Insurer's Rights to Notice; Subrogation. As long as the Policy shall be in full force and effect, the Company, the Trustee and any Paying Agent agree to comply with the following provisions:

                   (a) At least one day prior to all Interest Payment Dates the Trustee or Paying Agent will determine whether there will be sufficient funds to pay the principal of or interest on the Senior Insured Quarterly Notes on such Interest Payment Date. If the Trustee or Paying Agent determines that there will be insufficient funds, the Trustee or Paying Agent shall so notify the Insurer. Such notice shall specify the amount of the anticipated deficiency, the Senior Insured Quarterly Notes to which such deficiency is applicable and whether such Senior Insured Quarterly Notes will be deficient as to principal or interest, or both. If the Trustee or Paying Agent has not so notified the Insurer at least one day prior to an Interest Payment Date, the Insurer will make payments of principal or interest due on the Senior Insured Quarterly Notes on or before the first day next following the date on which the Insurer shall have received notice of nonpayment from the Trustee or Paying Agent.

                   (b) The Trustee or Paying Agent shall, after giving notice to the Insurer as provided in (a) above, make available to the Insurer and, at the Insurer's direction, to the Insurance Trustee, the registration books of the Company maintained by the Trustee or Paying Agent and all records relating to the Senior Insured Quarterly Notes maintained under the Indenture.

                   (c) The Trustee or Paying Agent shall provide the Insurer and the Insurance Trustee with a list of registered owners of Senior Insured Quarterly Notes entitled to receive principal or interest payments from the Insurer under the terms of the Policy, and shall make arrangements with the Insurance Trustee (i) to mail checks to the registered owners of Senior Insured Quarterly Notes entitled to receive all or partial interest payments from the Insurer and (ii) to pay principal upon Senior Insured Quarterly Notes surrendered to the Insurance Trustee by the registered owners of Senior Insured Quarterly Notes entitled to receive full or partial principal payments from the Insurer.

                   (d) The Trustee or Paying Agent shall, at the time it provides notice to the Insurer pursuant to (a) above, notify registered owners of Senior Insured Quarterly Notes entitled to receive the payment of principal or interest thereon from the Insurer (i) as to the fact of such entitlement,
(ii) that the Insurer will remit to them all or a part of the interest payments next coming due upon proof of any Holder's entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment, (iii) that should they be entitled to receive full payment of principal from the Insurer, they must surrender their Senior Insured Quarterly Notes (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Senior Insured Quarterly Notes to be registered in the name of the Insurer) for payment to the Insurance Trustee, and not the Trustee or Paying Agent and (iv) that should they be entitled to receive partial payment of principal from the Insurer, they must surrender their Senior Insured Quarterly Notes for payment thereon first to the Trustee or Paying Agent who shall note on such Senior Insured Quarterly Notes the portion of the principal paid by the Trustee or Paying Agent and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

                   (e) In the event that the Trustee or Paying Agent has notice that any payment of principal of or interest on Senior Insured Quarterly Notes which has become Due for Payment (as defined in the Policy) and which is made to a Holder of Senior Insured Quarterly Notes by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee or Paying Agent shall, at the time the Insurer is notified pursuant to (a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from the Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee or Paying Agent shall furnish to the Insurer its records evidencing the payments of principal of and interest on the Senior Insured Quarterly Notes which have been made by the Trustee or Paying Agent and subsequently recovered from registered owners and the dates on which such payments were made.

                   (f) In addition to those rights granted the Insurer under the Indenture, the Insurer shall, to the extent it makes payment of principal of or interest on the Senior Insured Quarterly Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee or Paying Agent shall note the Insurer's rights as subrogee on the registration books of the Company maintained by the Trustee or Paying Agent upon receipt from the Insurer of proof of the payment of interest thereon to the registered owners of the Senior Insured Quarterly Notes, and (ii) in the case of subrogation as to claims for past due principal, the



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

Trustee or Paying Agent shall note the Insurer's rights as subrogee on the registration books of the Company maintained by the Trustee or Paying Agent upon surrender of the Senior Insured Quarterly Notes by the registered owners thereof together with proof of the payment of principal thereof.

                  SECTION 207.  Insurer's Rights Concerning the Trustee.

                  (a) The Trustee or Paying Agent may be removed at any time, at the request of the Insurer, for any breach of its duties as set forth in the Indenture.

                  (b) The Insurer shall receive prior written notice of any Trustee or Paying Agent resignation.

                  (c) Every successor Trustee appointed pursuant to this Section shall be a trust company or bank in good standing located in or incorporated under the laws of the United States or any State thereof, duly authorized to exercise trust powers and subject to examination by federal or state authority, having a reported capital and surplus of not less than $75,000,000 and acceptable to the Insurer. Any successor Paying Agent shall not be appointed unless the Insurer approves such successor in writing.

                  (d) Notwithstanding any other provision of the Indenture, in determining whether the rights of the Holders of Senior Insured Quarterly Notes will be adversely affected by any action taken pursuant to the terms and provisions of the Indenture, the Trustee or Paying Agent shall consider the effect on the Holders of Senior Insured Quarterly Notes as if there were no Policy.

                  (e) Notwithstanding any other provision of the Indenture, no removal, resignation or termination of the Trustee or Paying Agent shall take effect until a successor, acceptable to the Insurer, shall be appointed.

                  SECTION 208. Insurer's Right to Accelerate, etc. Anything in the Indenture to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of Senior Insured Quarterly Notes or the Trustee for the benefit of the Holders of Senior Insured Quarterly Notes under the Indenture, including, without limitation: i) the right to accelerate the principal of the Senior Insured Quarterly Notes as described in the Indenture, and (ii) the right to annul any declaration of acceleration, and the Insurer shall also be entitled to approve all waivers of Events of Default.

                                    ARTICLE 3


                            MISCELLANEOUS PROVISIONS

                  SECTION 301. Recitals by Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Senior Insured Quarterly Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

                  SECTION 302. Ratification and Incorporation of Original Indenture. The Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  SECTION 303. Executed in Counterparts. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

                  SECTION 304. Parties Interested Herein. Nothing in the Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, the Insurer, the Paying Agent and the registered owners of the Senior Insured Quarterly Notes, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in the Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, the Insurer, the Paying Agent and the registered owners of the Senior Insured Quarterly Notes.

                  IN WITNESS WHEREOF, each party hereto has caused this First Supplemental Indenture to be signed in its name and behalf by its duly authorized officers or signatories, all as of the day and year first above written.

ATTEST:                                  ONEOK, Inc.



By:                                      By:
   -----------------------------            ----------------------------------



ATTEST:                                  CHASE BANK OF TEXAS, NATIONAL
                                         ASSOCIATION, as Trustee



By:                                      By:
   -----------------------------            ----------------------------------
         Authorized Signatory                       Authorized Signatory

                                                                       EXHIBIT A

                          FORM OF SERIES A SENIOR NOTE

                                                                       EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Senior Insured Quarterly Notes referred to in the within-mentioned Indenture.

                                         CHASE BANK OF TEXAS, NATIONAL
                                         ASSOCIATION, as Trustee


                                         By:
                                            ----------------------------------
                                            Authorized Officer

                                                                       EXHIBIT C

                         FORM OF REQUEST FOR REDEMPTION

                                   ONEOK, Inc.

                       __% Senior Insured Quarterly Notes

                             due September 30, 2028

                                    CUSIP No.


                  The undersigned Participant does hereby certify, pursuant to
Section 108 of the First Supplemental Indenture dated as of ___, 1998 to the Indenture dated as of ___ 1998 between ONEOK, Inc. (the "Company") and Chase Bank of Texas, National Association, as trustee (the "Trustee"), to the Company and the Trustee that:

                  1. [Name of deceased Beneficial Owner] is deceased.

                  2. [Name of deceased Beneficial Owner] had a $________ interest in the Company's ___% Senior Insured Quarterly Notes due September 30, 2028 (the "Senior Insured Quarterly Notes").

                  3. [Name of Representative] is [Beneficial Owner's personal representative/other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/surviving tenant by the entirety] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for redemption in form satisfactory to the undersigned, requesting that $_______ [$1,000 or an integral multiple thereof] be redeemed pursuant to said Section
108. Such request and the documents accompanying such request, all of which are satisfactory to the undersigned, are delivered herewith.

                  4. [Name of Participant] holds the interest in the Senior Insured Quarterly Notes with respect to which this Request for Redemption is being made on behalf of [Name of deceased Beneficial Owner].

                  IN WITNESS WHEREOF, the undersigned has executed this Request for Redemption as of _____________, ____.

                                         [Name of Participant]


                                         By:
                                            ----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------